EXHIBIT 99.1

FOR IMMEDIATE RELEASE                  CONTACT: Tammy Nystuen
                                                Select Comfort Corporation
                                                (763) 551-7496
                                                tamara.nystuen@selectcomfort.com

                           SELECT COMFORT COMMENTS ON
                       2005 FIRST QUARTER BUSINESS TRENDS

MINNEAPOLIS - (March 9, 2005) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today provided an update on its business trends for first quarter 2005. A digital recording of the comments can be accessed through 5:00 p.m. Central Time on March 19, 2005, by calling 888-286-8010 (International callers may dial 617-801-6888), or through the Investor Relations section of the company's website at www.selectcomfort.com. The passcode for the replay is 80854060. A transcript of the recording may also be accessed at www.selectcomfort.com after 3:00 p.m. Central Time on March 9, 2005.

ABOUT SELECT COMFORT
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 370 retail stores at year-end 2004, located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1)  TOP 25 BEDDING RETAILERS, FURNITURE TODAY, MAY 24, 2004.